Exhibit 5.1
Eilenberg & Krause LLP
11 East 44th Street, 19th Floor
New York, NY 10017
August 26, 2011
EpiCept Corporation
777 Old Saw Mill River Road
Tarrytown, New York 10591
Ladies and Gentlemen:
          We have acted as counsel to EpiCept Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3, dated the date hereof (the “Registration Statement”), as amended or supplemented, under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration by the Company of shares of its common stock, par value $0.0001 per share (the “Securities).
          In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the (i) Third Amended and Restated Certificate of Incorporation of the Company, as amended; (ii) the Registration Statement; (iii) the Prospectus; and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
          In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.
          For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:
               a. the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established, in accordance with the certificate of incorporation of the Company then in effect (the “Certificate”), the bylaws of the Company then in effect (the “Bylaws”) and applicable Delaware law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;
               b. the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement;
               c. a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at all times that the Securities are offered and issued as contemplated by the Registration Statement, the Prospectus and such prospectus supplement;
               d. the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement, the Prospectus and the applicable prospectus supplement by reference;
               e. all Securities will be issued and sold in compliance with applicable federal and state securities laws; and
               f. a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto.
          Based on the foregoing, we advise you that in our opinion, upon due authorization by Corporate Action of the issuance and sale of shares of the Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares (in an amount at least equal to the aggregate par value of such shares of the Common Stock) in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable.
          The opinions expressed above are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).
          We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the Prospectus.

Very truly yours,
/s/ Eilenberg & Krause LLP